                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), made and entered into this 11th day of May, 1999, by and between Predictive Systems, Inc., a Delaware corporation with principal offices located at 145 Hudson Street, New York, New York 10013 (the "Company"), and Ronald Pettengill (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company has a need for the Executive's personal services in an executive capacity; and

         WHEREAS, the Executive possesses the necessary strategic, financial, planning, operational and managerial skills necessary to fulfill those needs; and

         WHEREAS, the Executive currently is serving in the role of Chief Executive Officer of the Company; and

         WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

         1. POSITION.

         The Company hereby agrees to continue to employ the Executive to serve in the role of Chief Executive Officer ("CEO") of the Company, subject to the limitation set forth herein. As such, the Executive shall have general responsibility for the business of the Company and authority over the employees and consultants of the Company subject to the authority of the Board of Directors of the Company (the "Board"). The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as CEO as may be reasonably assigned by the Board. The Executive shall, at all times during the Term, report directly to the Board. The Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties.

         2. TERM OF EMPLOYMENT AND RENEWAL.

         The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of Section 10 of this Agreement, the term of Executive's employment hereunder shall be for an initial term of three (3) years from the Effective Date (the "Initial Term"). The Initial Term of this Agreement shall be automatically extended for successive one (1) year periods (each a "Renewal Period") unless the Company or the Executive gives written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or a Renewal Period, of such party's election not to extend this Agreement. References herein to the "Term" shall mean the Initial Term as it may be so extended by one or more Renewal Periods. The last day of the Term is the "Expiration Date."

         3. COMPENSATION AND BENEFITS.

         (a) SALARY. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of Two Hundred Thousand Dollars ($200,000) for the first year of the Term, payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, the Board shall determine appropriate increases to Executive's Salary but in no event shall diminish the amount of Executive's Salary below the initial rate, or below the increased rates.

         (b) BONUS. The Executive shall be receive performance-based bonuses, as follows: (i) Twenty-five Thousand Dollars ($25,000) upon the closing of an initial public offering of the Company's stock; (ii) Twenty-five Thousand Dollars ($25,000) if the Company's gross revenues are between Forty-seven Million Dollars ($47,000,000) and Fifty-one Million Dollars ($51,000,000), inclusive, during the Company's 1999 fiscal year; and (iii) an additional Twenty-five Thousand Dollars ($25,000) if the Company's gross revenues are in excess of Fifty-one Million Dollars ($51,000,000) during the Company's 1999 fiscal year. The revenue targets set forth in (ii) and (iii) above shall be measured according to the Company's audited financial statement. The bonuses provided for in (ii) and (iii) above shall be paid within thirty (30) days of the issuance of the Company's 1999 audited financial statement. The Executive shall also be eligible for further bonuses, at the discretion of the Board, based on the Executive's achievement of reasonable performance, revenue and expense goals to be issued by the Board to the Executive.

         (c) BENEFITS. The Executive shall be entitled to participate in all employee benefit plans which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Executive shall also be entitled to paid vacation, in accordance with the Company's vacation policy. The Company will provide and pay the premiums for one million five hundred thousand dollars ($1,500,000) in term life insurance for the Executive during the Term. The Company may also purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

         (d) STOCK OPTIONS. As of the Effective Date, the Company shall grant the Executive, pursuant to the Company's 1998 Stock Option/Stock Issuance Plan, options to purchase certain shares of the Company's common stock, under the terms and conditions set forth in the Stock Option Agreement attached hereto as Exhibit A. One option, the "Incentive Option," shall provide for an option to purchase One Hundred Thousand (100,000) shares (the "Option Shares") of the Company's common stock at a purchase price of four dollars ($4.00) per share. These options shall vest annually over three (3) years, commencing on the Effective Date, at a rate of one-third of the Options Shares per year. Another option, the "First Option," shall provide for an option to purchase Fifty Thousand (50,000) shares of the Company's common stock at a purchase price of four dollars ($4.00) per share. The First Option shall vest on either (i) May 11, 2003, or (ii) if the Company's gross revenues for fiscal year 1999 are Forty-seven Million Dollars ($47,000,000) or more, as reflected in the Company's audited financial statement, immediately upon the issuance of the audited financial statement. The other option, the "Second Option," shall provide for an option to purchase Fifty Thousand (50,000) shares of the Company's common stock at a purchase price of four dollars ($4.00) per share. The Second Option shall vest on either (i) May 11, 2003, or (ii) if the Company's gross revenues for fiscal year 1999 are Eighty Million Dollars ($80,000,000) or more, as reflected in the Company's audited financial statement, immediately upon the issuance of the audited financial statement.

         (e) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

         4. CONFIDENTIALITY, DISCLOSURE OF INFORMATION.

         (a) The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Executive, regardless of whether the Executive continues to be employed by the Company.

         (b) It is further agreed and understood by and between the parties to this Agreement that all "Company Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of Executive's employment with the Company, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in the Executive's possession or control, shall be returned to and left with the Company.

         5. INVENTIONS DISCOVERED BY EXECUTIVE.

         The Executive shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within one (1) year after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of the Company, whether or not during working hours or on the Company premises, or (c) which directly relates to any of the Executive's work during the Term, whether or not during normal working hours. The Executive hereby assigns to the Company all of the Executive's right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive's agreed compensation during the course of the Executive's employment. Without limiting the foregoing, the Executive further acknowledges that all original works of authorship by the Executive, whether created alone or jointly with others, related to the Executive's employment with the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. ss. 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss. 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. The Executive hereby irrevocably designates counsel to the Company as the Executive's agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This
Section 5 shall survive the termination of this Agreement. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, the Executive hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. The Executive agrees to confirm any such waivers and consents from time to time as requested by the Company.

         6. NON-COMPETITION AND NON-SOLICITATION.

         The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf.

         In recognition of this, the Executive covenants and agrees that:

         (a) During the Term, and for a period of one (1) year thereafter, the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever): (i) conduct any business with any customer of the Company on behalf of any entity or person other than the Company (including the Executive), or (ii) perform any work competitive in any way to the actual or planned business of the Company on behalf of any entity or person other than the Company (including the Executive).

         (b) During the Term, and for a period of one (1) year thereafter, the Executive may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

         (c) During the Term, and for a period of one (1) year thereafter, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from expanding its relationship with the Company.

         7. NON-DISPARAGEMENT.

         The Executive hereby agrees that during the Term, and, absent a material breach of this Agreement by the Company, at all times thereafter, the Executive will not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. The Executive further agrees that during the Term the Executive will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

         8. PROVISIONS NECESSARY AND REASONABLE.

         (a) The Executive agrees that (i) the provisions of Sections 4, 5, 6 and 7 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 6 of this Agreement are reasonable and necessary to protect the Company's business interests; and
(iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

         (b) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

         (c) If any of the covenants contained in Sections 4, 5, 6 and 7 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

         9. REPRESENTATIONS REGARDING PRIOR WORK AND LEGAL OBLIGATIONS.

         (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

         (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

         (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

         (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.

         10. TERMINATION AND SEVERANCE.

         Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

         (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as a willful and material breach of the terms of this Agreement, or the Executive's commission of any felony or any crime involving moral turpitude. In no event shall the Company have Cause to terminate the Executive's employment hereunder for a willful and material breach of the terms of this Agreement unless the Company provides the Executive with written notice of the reasons for which the Company seeks to terminate the Executive's employment, the Executive fails to cure such reasons within twenty (20) days after receiving written notice thereof, and the Executive is given the opportunity to appear before the Board, with counsel, to answer allegations of conduct constituting Cause. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement to the date of termination, and any accrued but unused vacation.

         (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment hereunder may be terminated, without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, or the Executive terminates his employment for Good Reason, as defined below, the Company shall (i) continue to pay the Executive the Salary and shall provide health coverage, under the same conditions as exist at the time of termination, for a one (1) year period, or until the Expiration Date, whichever is longer; and (ii) any unvested stock options granted to the Executive shall accelerate and vest in full.

         (c) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder upon one (1) month's written notice to the Company. In the event of termination by the Executive pursuant to this subsection 10(c), the Company may elect to pay the Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation the Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice. The Executive may also terminate his employment hereunder, upon written notice to the Company, for "Good Reason," which shall be defined as (i) a material breach of this Agreement by the Company; (ii) a material change in the Executive's duties or responsibilities; (iii) a change in the Executive's reporting relationship so that he no longer reports directly to the Board; (iv) a relocation of the Executive's worksite to a location 75 miles or more from its current location; or (v) a "Change or Control," as defined below. As used herein, a "Change of Control" shall be deemed to occur if: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's stock immediately prior to the merger or consolidation hold more than fifty percent (50%) of the stock or other forms of equity of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (ii) the Board approves any plan or proposal for liquidation or dissolution of the Company.

         (d) DEATH. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

         (e) DISABILITY. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 10(e), and the Company shall have no further obligation or duty to the Executive other than for salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

         (f) EFFECT OF NON-RENEWAL. In the event that the Company gives notice of its election not to extend the Term of the Agreement for a Renewal Period pursuant to Section 2 above, the Company shall continue to pay the Executive full compensation as defined in Section 3 of this Agreement from the date the Executive receives such notice through the Expiration Date. The Executive shall not be entitled to any additional compensation other than any payments or benefits due under Company policies or benefit plans.

         11. CHOICE OF LAW.

         The Executive acknowledges that a substantial portion of the Company's business is based out of and directed from the State of New York. The Executive also acknowledges that during the course of the Executive's employment with the Company the Executive will have substantial contacts with New York.

         The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4, 5, 6 and 7 of this Agreement, or to their breach, shall be in the state or federal courts located in the State and City of New York and that such courts shall have personal jurisdiction over the parties to this Agreement.

         12. MISCELLANEOUS.

         (a) ASSIGNMENT. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

         (b) WITHHOLDING. All salary and bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level.

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         (d) AMENDMENTS. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

         (e) WAIVER OF BREACH. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         (f) SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company:

                  345 Hudson Street
                  New York, New York  10013
                  Attn:  Board of Directors

                  With a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York  10019
                  Attn:  Alexander D. Lynch


                  If to Executive:

                  Ronald Pettengill
                  155 Winding Way
                  Stirling, NJ 07980



         (h) SURVIVAL. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

         (i) DISCLOSURE AND CONFIDENTIALITY. The Executive agrees to provide, and agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement if legally required to do so, and in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting professional.

         (j) ARBITRATION OF DISPUTES. Any controversy or claim arising out of this Agreement or any aspect of the Executive's relationship with the Company including the cessation thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 4, 5, 6 or 7 hereof, and the Company's pursuit of the remedies described in Section 8 hereof in connection therewith) shall be resolved by arbitration in accordance with the then existing Employment Dispute Resolution Rules of the American Arbitration Association, in New York, New York, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall split equally the costs of arbitration, except that each party shall pay its own attorneys' fees. The parties agree that the award of the arbitrator shall be final and binding.

         (k) RIGHTS OF OTHER INDIVIDUALS. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

         (l) HEADINGS. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         (m) ADVICE OF COUNSEL. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement. The Company shall pay the legal fees and costs incurred by the Executive in connection with the negotiation and preparation of this Agreement, upon the presentation of invoices in appropriate form.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.




EXECUTIVE                                          PREDICTIVE SYSTEMS, INC.


/s/ Ronald Pettengill                     By:       /s/ Donald Duffy
------------------------------               -------------------------------
Ronald Pettengill                         Title:    DIRECTOR
                                               -----------------------------
Dated:    5/11/99          , 1999         Dated:      7/15           , 1999
      --------------------                      --------------------



                                          By:
                                             -------------------------------
                                          Title:
                                               -----------------------------
                                          Dated:                     , 1999
                                                --------------------

                      PREDICTIVE HOLDINGS, INC.
                  NOTICE OF GRANT OF STOCK OPTION
                  -------------------------------

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Predictive Systems, Inc. (the "Corporation"):

     Optionee:  Ron Pottengill
     -------------------------------------------------------------------------

     Grant Date: May 11, 1999
     -------------------------------------------------------------------------

     Vesting Commencement Date: May 11, 1999
     -------------------------------------------------------------------------

     Exercise Price: $4.00 per share
     -------------------------------------------------------------------------

     Number of Option Shares: 200,000 shares of Common Stock
     -------------------------------------------------------------------------

     Expiration Date: May 11, 2009
     -------------------------------------------------------------------------

     Type of Option:       X   Incentive Option
     ---------------      -----

                               Non-Statutory Stock Option
                          -----

     Vesting Schedule:
     -----------------

     *  33,333 of the Option Shares shall vest on May 11, 2000; and

     *  An additional 33,333 of the Option Shares shall vest on May 11, 2001;
        and

     *  An additional 33,334 of the Option Shares shall vest on May 11, 2002;
        and

     * An additional 50,000 of the Options shall vest on either (i) May 11, 2003, or (ii) if the Company's gross revenues for fiscal year 1999 are Forty-seven Million dollars ($47,000,000) or more, as reflected in the Company's audited financial statement, immediately upon the issuance of the audited financial statement; and

     * An additional 50,000 of the Options shall vest on either (i) May 11, 2003, or (ii) if the Company's gross revenues for fiscal year 2000 are Eighty Million Dollars ($80,000,000) or more, as reflected in the Company's audited financial statement, immediately upon the issuance of the audited financial statement; and

     * In the event the Optionee is terminated by the Company "Without Cause", or if the Optionee terminates his employment "For Good Reason", all unvested options will automatically vest. For purposes of this agreement, termination by the Company Without Cause and termination by the Optionee for Good

        Reason shall be defined as per the Optionee's Employment Agreement dated May 11, 1999.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Predictive Systems, Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option shall be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

     Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

     RIGHTS OF FIRST REFUSAL. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

     NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATE: May 11, 1999.
      -------------



                                      PREDICTIVE SYSTEMS, INC.


                                      By: /s/ Donald Duffy
                                        ----------------------

                                      Title: Director
                                             -----------------


                                      By:
                                        ----------------------

                                      Title: Director
                                             -----------------


                                       /s/ Ronald Pettengill
                                      -------------------------
                                      OPTIONEE

                                      Address:  155 Winding Way
                                              -----------------
                                             Stirling, NJ 07980
                                      -------------------------

                                      -------------------------

                                      -------------------------


ATTACHMENTS
-----------
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - 1998 Stock Option/Stock Issuance Plan